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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004 (July 15, 2004)

KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

6 Desta Drive
Midland, Texas 79705
(Address of Principal Executive Offices)

432/620-0300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

Consent Solicitation

        On July 6, 2004, Key Energy Services, Inc. (the "Company"), initiated its consent solicitation from the holders of its outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008, to extend until December 31, 2004 the period in which the Company must deliver its 2003 10-K and 2004 10-Q reports. The Company stated as one of its risk factors that it will not be able to obtain the opinion of its independent public accounting firm on whether it has a material weakness in its internal controls until it conducts its audit of the Company's financial statements for the year ending December 31, 2003, which will not be completed until early 2005. The risk factor should have referenced the year ending December 31, 2004, the year for which the attestation for internal controls and procedures by the Company's independent public accounting firm is first required.

General Counsel

        Effective July 8, 2004, the General Counsel of Company was terminated without cause.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

    99.1—    Press Release dated July 15, 2004 regarding the release of selected financial and activity data for the period ended March 31, 2004 in connection with the solicitation of consents from the holders of its outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008.

Item 12. Results of Operations and Financial Condition

        On July 15, 2004, the Company announced the release of selected financial data for the period ended March 31, 2004 in connection with the pending solicitation of consents from the holders of the Company's 6 3/8% senior notes due 2013 and its 8 3/8% senior notes due 2008. The information furnished under Item 7 and Item 12 of this Form 8-K (including the exhibit hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 15, 2004	KEY ENERGY SERVICES, INC.
	By:	/s/ RICHARD J. ALARIO Richard J. Alario Chief Executive Officer, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1—	Press Release dated July 15, 2004 regarding the release of selected financial data for the period ended March 31, 2004 in connection with the consents from the holders of its outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008.

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  Item 5. Other Events and Required FD Disclosure
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
  Item 12. Results of Operations and Financial Condition
SIGNATURE
EXHIBIT INDEX